UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2024
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Election of Director

On December 12, 2024, the Board of Directors (the “Board”) of PRA Group, Inc. (the “Company”) elected Adrian M. Butler as an independent director effective January 1, 2025. Mr. Butler will receive compensation for his services as an independent director in accordance with the Company’s standard compensation program for non-employee directors, which was previously disclosed in the Company’s Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders that was filed with the Securities and Exchange Commission on April 29, 2024. Mr. Butler will serve on the Board’s Risk Committee.

Mr. Butler has no family relationships with any of the Company’s executive officers or directors. There are no arrangements or understandings between Mr. Butler and any other person pursuant to which he was appointed as a director, nor have there been any transactions since the beginning of the Company’s last fiscal year, or any proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which he had or has an interest requiring disclosure under Item 404(a) or Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensatory Arrangements of Certain Officers

On December 12, 2024, the Board approved participation by named executive officers Rakesh Sehgal, the Company’s Executive Vice President and Chief Financial Officer, and LaTisha O. Tarrant, the Company’s Executive Vice President, General Counsel and Chief Human Resources Officer (the “Covered Participants”) in its Executive Severance Plan (the “Severance Plan”), which provides for certain payments and other benefits. Upon a Qualifying Termination (as defined in the Severance Plan), the Covered Participant will receive the following: (i) a severance payment equal to one times his or her annual base salary (increased to 1.5 times such base salary in the event of a Change in Control (as defined in the Severance Plan) event), (ii) one times his or her annual cash bonus (increased to 1.5 times such annual bonus in the event of a Change in Control event) and (iii) 12 months of reimbursement for monthly Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums (increased to 18 months in the event of a Change in Control event). The Severance Plan does not affect any outstanding equity awards, and the treatment of any outstanding equity awards will be determined in accordance with the terms of the Company’s equity plans and applicable award agreements. In order to be a participant in the Severance Plan, each Covered Participant must enter into a participation agreement with the Company.

Vikram A. Atal, the Company’s President and Chief Executive Officer, Martin Sjölund, President, PRA Group Europe, and R. Owen James, the Company’s Executive Vice President, Global Investments Officer, who are the Company’s remaining named executive officers, are not Covered Participants under the Severance Plan. Any severance payments or other benefits that they may receive upon termination of employment will be provided pursuant to their previously disclosed employment agreements with the Company.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Severance Plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: December 17, 2024	By:	/s/ Rakesh Sehgal
Rakesh Sehgal
Executive Vice President and Chief Financial Officer